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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            GSB FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


DELAWARE                                                    06-1481061
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(state of incorporation or organization)       (IRS Employer Identification No.)


One South Church Street, Goshen, New York                        10924
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(Address of principal executive offices)                       (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
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                                (Title of class)


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Item 1. Description of Registrant's Securities to be Registered.

Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of the Company," filed on March 19, 1997, as part of the Registrant's Registration Statement on Form S-1, No. 333-23573, as amended by Pre-Effective Amendment No. 1 as filed on May 1, 1997.

Item 2. Exhibits.

      1. Copy of security to be registered hereunder is incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, No. 333-23573, filed on March 19, 1997.

      2. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Certificate of Incorporation

           Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-23573, filed on March 19, 1997.

            (b)   Bylaws

           Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-23573, filed on March 19, 1997.

            (c)   Amended Plan of Conversion

           Incorporated by reference to Exhibit 2.1 to Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-1, No. 333-23573, filed on May 1, 1997.

                       Signature appears on following page


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      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            GSB FINANCIAL CORPORATION
                            -------------------------
                                  (Registrant)

                                          Date:  May 5, 1997


                                          By:/s/ Clifford E. Kelsey, Jr.
                                          ------------------------------
                                          Clifford E. Kelsey, Jr.
                                          President and Chief Executive
                                          Officer